SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549

                            FORM 8-K

                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


Date of Report      5/21/96


                           MEDA, INC.


     Delaware                 0-21816                  93-1116123
(State of Incorporation) (Commission File Number) (IRS Employer I.D. No.)


15845 SW 72nd Avenue, Building C, Portland, Oregon 97224


Registrant's telephone number:  (503) 639-1500

Change in Certifying Accountants

1. Meda's former accountant, Deloitte & Touche, was dismissed on May 15, 1996. Their letter concerning this report, as required by Item 304(a)(3) of Regulation S-K, will be filed as a supplement to this report.

2. None of the former accountant's reports have contained an adverse opinion, but the May 31, 1995 report did raise a doubt about the Company's ability to continue as a going concern.

3. The decision to change accountants was approved by the Board of Directors.

4. There have been no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

5.   Meda's new accountant, Price Waterhouse, was engaged on May
     21, 1996.

6. Prior to engagement, the only discussions Meda had with Price Waterhouse concerned fees, capabilities, scope of Meda operations, tax issues and possible future consulting projects.

7. Nothing in Item 304(a)(2)(v)(A)-(D) of Regulation S-K is applicable to Meda or its former accountant's representation of Meda.

8. The new accountant has been given the opportunity to comment on this report, as required by Item 304(a)(2)(D) of Regulation S-K, and has indicated that it sees no need to comment.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

(REGISTRANT)        MEDA, INC.
BY (SIGNATURE)      /s/ James N. Weider
(NAME AND TITLE)    James N. Weider, Vice President Finance
                      and CFO
(DATE)              May 21, 1996

DELOITTE & TOUCHE LLP
3900 US Bancorp Tower
111 SW Fifth Avenue
Portland, Oregon 97204-3698
Telephone:  (503) 222-1341
Facsimile:  (503) 224-2172




June 19, 1996


Securities and Exchange Commission
Mail Stop 9-5
450 5th Street, N.W.
Washington, D.C. 20549

Dear Sirs/Madams:

We have read and agree with the comments in Form 8-K of Meda, Inc. dated May 21, 1996, which was presented to us on June 14, 1996.

Very truly yours,


/s/ Deloitte & Touche LLP